Exhibit 21

TSR, INC. AND SUBSIDIARIES

List of Subsidiaries to Report on Form 10-K

Fiscal Year Ended May 31, 2014

Name	State of Incorporation/Formation
TSR Consulting Services, Inc.	New York

Logixtech Solutions, LLC	Delaware